Exhibit 99.2

Attis Industries Acquired Corn Ethanol Plant Expected to Generate

Approximately $150 Million in Revenue

Appraised Asset Value of $57 Million

Strategic Plan Over the Next Two Years to Build Premier Green Tech Campus

MILTON, GEORGIA – June 4, 2019 – GlobeNewswire - Attis Industries Inc. (NASDAQ: ATIS) (the “Company” or “Attis”), a diversified innovation and technology holding company, is pleased to announce that its recently acquired corn ethanol plant in Fulton, NY is expected to generate over $150 million in revenue under its current operating conditions. This corn ethanol plant is just the base platform for the Company’s strategic plan to develop a state-of-the-art green tech campus in Fulton, NY.

On June 3rd, Attis announced it had finalized the $20 million purchase of Sunoco LP’s nameplate 100 million gallon per year corn ethanol plant and grain malting operation in Fulton, NY. The acquisition provides the Company with an operational asset that produces revenue immediately and will be the centerpiece of its proposed green tech campus. In addition to the ethanol produced, today the Fulton facility is producing or capturing about the following on an annual basis:

●	360 million pounds of CO2 for sale into food, beverage or industrial applications

●	455 million pounds of DDGS for use in animal feed

●	18 million pounds of distillers corn oil for use as a feedstock in biodiesel and animal feed

●	4 million pounds of malted grain

Beyond these operational capabilities, Attis has identified several projects at the site that will enhance the profitability and overall production capacity of the site and create roughly 100 high skilled jobs. Tapping into its already deep portfolio of proprietary biobased process technologies, Attis will focus on byproduct optimization of the corn ethanol plant and the new production of advanced biofuels and biobased products such as bioplastics and carbon fiber. Attis will also look to generate “green” power, thus reducing the overall carbon footprint of the Fulton campus and taking advantage of valuable carbon credits to increase the site’s profitability.

“Our recent acquisition of the Fulton, NY corn ethanol plant from Sunoco was a milestone moment for Attis,” said Jeff Cosman, Chairman and CEO of Attis Industries. “Over the past 13 months Attis has eliminated over $100MM of debt associated with a $55MM revenue traditional solid waste company that continued to face headwinds in a very challenging competitive market. By eliminating the debt and focusing on building a company with advanced technology in renewable fuels and biobased products, we have transformed this company to a leader in the green economy. The Fulton plant is an amazing asset that is projected to generate over $150 million in annual revenue, contribute solid EBITDA, has an appraised asset value of $57 million, has six miles of private rail and one of the largest Craft Malting facilities in the US. With less than 4 million shares outstanding, three times the size of our previous revenue prospects in solid waste, comparable EBITDA and 60% to 70% less debt, the market cap of Attis will greatly improve as we begin to fulfill other milestones expected to be cleared up in the coming weeks. However, the ethanol and grain malting operation are just the beginning. We want to transform the Fulton, NY site into the advanced green technology epicenter of the globe where Attis can showcase its myriad of technologies that bring real, sustainable, and profitable solutions to the world.”

The suite of technologies Attis plans to roll out over the next two years will capitalize on the available efficiencies and renewable resources present in the New York market. Attis plans to immediately begin the process of deploying its patented biorefinery technology to further diversify the biofuel and biobased product manufacturing at the campus. By tapping into a vibrant local market for woody biomass, Attis will convert extracted pulp into cellulosic fuels and lignin into bioplastics, carbon fiber and advanced fuels like renewable diesel and jet fuel.

Attis will also look to improve upon the quality and volume of coproducts currently being produced at the Fulton ethanol plant by implementing its patented and licensed corn oil extraction technology that will almost double the current corn oil production yields at the plant and provide an augmented revenue stream. The additional oil extraction system will serve a dual purpose as it will open a local market for the ethanol plant’s distiller grains; Attis’ new low-oil distiller grains will be better suited for dairy cow consumption. As New York is the third largest dairy producing state, this provides considerable value.

In addition to coproduct optimization and biobased products, Attis will also look to leverage the state’s abundant supply of local renewable biomass to install a boiler on-site to generate green power necessary to run the state-of-the-art campus.

Cosman continued, “We have lofty goals for the Fulton, NY campus and look forward to showcasing the full breadth of Attis’ capabilities. We hope that the successful transformation of a traditional corn ethanol plant into an integrated and highly profitable green tech campus will catalyze future projects and usher in a new era for Attis Industries. I believe in the mission of Attis so much, I have once again personally guaranteed the financing of this transaction for the shareholders.”

Attis Industries Inc.

Attis Industries Inc. (NASDAQ: ATIS) is a diversified innovation and technology holding company focused on developing and building businesses in the healthcare, sustainable materials and renewable fuel markets. We strive to encourage our employees to be entrepreneurs focused on innovation and technology. We will remain dynamic, persistent and motivated to our mission of winning. The growth of our company will rely on our integrity and our vision for the future. Today, each of Attis business sectors provide high growth opportunities that collectively account for more than a third of our nations GDP. For more information, visit: www.attisind.com.

Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. You can identify forward-looking statements by words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “should,” “would” or similar words. You should consider these statements carefully because they discuss our plans, targets, strategies, prospects and expectations concerning our business, operating results, financial condition and other similar matters. These statements are subject to certain risks, uncertainties, and assumptions, including, but not limited to, risks and uncertainties relating to the Company’s ability to develop, market and sell products based on its technology; the expected benefits and efficacy of the Company’s products and technology; the availability of substantial additional funding for the Company to continue its operations and to conduct research and development, clinical studies and future product commercialization; and, the Company’s business, research, product development, regulatory approval, marketing and distribution plans and strategies; the ability of the Company to continue to meet the listing requirements of NASDAQ; the ability of the Company to execute on a business plan that permits the technologies and innovations businesses to provide sufficient growth, revenue, liquidity and cash flows for sustaining the Company’s go-forward business and meeting any of its obligations under its indebtedness for borrowed money, and the risks identified and discussed under the caption “Risk Factors” in the Attis Annual Report on Form 10-K for the fiscal year ended December 31, 2017, filed with the Securities and Exchange Commission (the “SEC”) on April 16, 2018 and the other documents Attis files with the SEC from time to time. There will be events in the future, however, that Attis is not able to predict accurately or control. Attis’s actual results may differ materially from the expectations that Attis describes in its forward-looking statements. Factors or events that could cause Attis’s actual results to materially differ may emerge from time to time, and it is not possible for Attis to accurately predict all of them. Any forward-looking statement made by Attis in this press release speaks only as of the date on which Attis makes it. Attis undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Corporate Investor Relations:

ir@attisind.com